Exhibit 10.41
February 17, 2010
Mr. Richard F. Schaub, Jr.
(Address)
Dear Rick:
I am pleased to offer you the following position with Sassy, Inc. (“Sassy”), a wholly-owned subsidiary of Kid Brands, Inc. (the “Company”, and together with each subsidiary of the Company, the “Employer Group”). Your employment with Sassy will include the following:
1. RESPONSIBILITIES. Effective February 17, 2010, you will serve as President of Sassy. Your responsibilities may also include other activities on behalf of the Employer Group, to be determined in consultation with the CEO and Board of Directors of the Company and you. You shall devote substantially all of your business time, effort and energies to the business of Sassy; provided, however, that notwithstanding the foregoing, you may serve on the board of directors of a reasonable number of trade associations and/or charitable organizations, as long as such activities do not individually or in the aggregate interfere with the proper performance of your duties and responsibilities hereunder in any material respect.
2. BASE COMPENSATION. Your base salary, effective upon the commencement of your employment, will be at an annual rate of $275,000 and will be payable bi-weekly in accordance with Sassy’s normal payroll practices. Your base salary shall at no time be lowered below $275,000 without your consent.
3. INCENTIVE COMPENSATION. You shall be eligible to participate in the Company’s Incentive Compensation (“IC”) program. For 2010, your IC Factor (as defined in the IC program), shall be 50%, with the opportunity to earn as much as 75% of your earned base salary. Payment of the IC bonus (or portion thereof) is predicated upon meeting both objective and subjective performance standards established for the applicable year, which will be established annually by the Compensation Committee of the Board of Directors of the Company, in consultation with the CEO of the Company and you. The objective portion of the 2010 IC program is likely to be based largely on achievement of Sassy’s 2010 budgeted EBITDA. In order to receive the IC bonus (or any portion thereof), you must be actively employed by the Employer Group at the time of the payment (typically following receipt of audited results for the relevant fiscal year).

4. STOCK OPTIONS. As of the close of business on the fifth (5th) business day following the commencement of your employment, you shall be granted the following equity awards: (i) 30,000 stock appreciation rights (SARs) at fair market value on the date of grant; and (ii) 10,000 restricted stock units (RSUs), with each such equity award becoming exercisable ratably over a five-year period. Each such award shall terminate ten years from the date of grant. You will also be considered for additional grants of equity at a level commensurate with your position, although all possible future grants of equity awards shall be at the sole discretion of the Compensation Committee of the Board of Directors of the Company. In addition, to the extent that, subsequent to the date hereof: (A) a Business Combination (as defined in the Company’s current Equity Incentive Plan (the “Plan”)) is consummated; and (B) in connection with such Business Combination, your equity awards are not treated in accordance with either clause (i) or clause (ii) of Section 14.2 of the Plan; and (C) the Compensation Committee exercises its discretion to accelerate or otherwise modify the equity award of any officer of any subsidiary of the Company other than the current President of Kids Line (not including any officer of the Company’s Corporate group or any member of the Company’s Board of Directors), your equity award will be treated no less favorably than those of such other officer; provided, that this sentence shall not be applicable to any such acceleration or modification that is in connection with the consummation of a Business Combination involving solely a subsidiary or business unit of the Company (and the officers thereof) other than Sassy.
5. BENEFITS. (a) You shall be eligible to participate in all Sassy’s 401(k), life insurance, hospitalization, major medical and other employee benefit plans, and their successor and/or replacement plans that are generally provided to all other officers of Sassy (to the extent that they continue to be offered to eligible employees). You shall also be eligible for any new or enhanced employee benefit plans generally provided to all other officers of Sassy that are approved by the Compensation Committee of the Company in the future. In addition, Sassy agrees that it will reimburse you, upon receipt of required documentation, for any COBRA premiums that you pay for the 90 day period during which you are not eligible for Sassy medical benefits.
(b) Sassy further agrees to reimburse you for reasonable temporary housing and coach class transportation expenses associated with your required business travel to Kentwood, Michigan for a period of up to fifteen (15) months, as required. In addition, in the event that Sassy requests that you relocate the principal executive office to any location within the United States east of the Mississippi River, you agree to accept such relocation and, in connection therewith, Sassy agrees to reimburse you for any documented out-of-pocket relocation expenses directly related to a move requested by Sassy in an aggregate amount not to exceed $45,000, together with a reasonable number of pre-approved trips for you and your spouse for the purpose of facilitating any such move; provided, that in the event such relocation allowance is deemed to be taxable income to you, Sassy will reimburse you an additional amount equal to the income taxes actually paid and directly related to the inclusion of such relocation allowance in your ordinary income.

6.VACATION. You will be eligible for three weeks paid vacation per year in accordance with Sassy’s policies in effect from time to time. You will also continue to be entitled to the paid holidays and other paid leave set forth in Sassy’s policies in effect from time to time.
7. EXPENSES. In addition, during the term hereof, you shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by you in accordance with the policies, practices and procedures of Sassy in effect generally with respect to officers of Sassy, which shall include the requirement that you submit paid receipts or other documentation acceptable to Sassy and as required by the Internal Revenue Service to qualify as ordinary and necessary business expenses under the Internal Revenue Code of 1986, as amended. All business travel expenses reimbursable pursuant to paragraph 5(b) or otherwise shall be either pre-approved by the CEO of the Company or shall be consistent with a pre-approved travel plan.
8. SEVERANCE. In the event that you are terminated from Sassy for reason other than cause or other than your own voluntary resignation, you will be eligible to receive severance in accordance with the Company’s severance policy for Domestic Vice Presidents (and above), a copy of which is attached hereto as Exhibit A (the “VP Policy”). References in the VP Policy to (i) “Company” shall be read as references to “Sassy”, (ii) “the New York metropolitan area” shall be read as references to the area within the United States east of the Mississippi River until your initial relocation on behalf of Sassy, and shall thereafter be read as references to the area located within an approximate one hour driving distance from your principal place of employment immediately following such initial relocation, and (iii) “the Change-in-Control Severance Plan” shall be disregarded, as such plan has been terminated. “Cause” shall be defined as (A) refusal or repeated failure by you to perform your duties as an employee of Sassy, which is not fully remedied (to the extent reasonably possible to be remedied) within 15 days after Sassy gives you notice thereof; (B) gross negligence or willful misconduct by you in connection with your employment by Sassy; (C) misappropriation or fraud with regard to Sassy, the Employer Group or its assets; or (D) conviction of, or the pleading of guilty or nolo contendere to, a felony or, to the extent involving the assets or business of Sassy or the Employer Group, a misdemeanor or other criminal offense. By way of supplement to the VP Policy, in the event Sassy breaches the last sentence of paragraph 2 hereof, you shall be entitled to terminate your employment for “good reason”, in which event such termination shall be deemed to be a termination without cause for purposes of the VP Policy.
9. TERM. Employment with Sassy is “at will” and nothing contained herein shall be construed to represent a specific term or guarantee of continuing employment, nor limit in any way the right of Sassy to terminate or modify your employment, with or without Cause; provided, that the provisions of paragraph 8 above shall survive any termination of employment.

10. CONFIDENTIALITY. You shall, during and after your employment by Sassy and except in connection with performing services on behalf of (or for the benefit of) Sassy or any member of the Employer Group, keep secret and retain in the strictest confidence all confidential, proprietary and non-public matters, tangible or intangible, of or related to Sassy or the Employer Group, and their respective stockholders, subsidiaries, affiliates, successors, assigns, officers, directors, attorneys, fiduciaries, representatives, employees, licensees and agents including, without limitation, trade secrets, business strategies and operations, customer lists, supplier lists, customer and supplier information, manufacturers, financial information, personnel information, legal advice and counsel obtained from counsel, information regarding litigation, actual, pending or threatened, research and development, identities and habits of employees and agents and business relationships, and shall not disclose them to any person, entity or any federal, state or local agency or authority, except as may be required by law. Notwithstanding the foregoing, nothing in this Agreement or elsewhere shall prohibit you from making any statement or disclosure: (i) to the extent required by law; (ii) to the extent required by subpoena or other legal process (upon receipt of which you shall immediately give Sassy and the Company written notice thereof in order to afford the same an opportunity to contest such disclosure); (iii) with Sassy’s or the Employer Group’s prior written consent; or (iv) in confidence to an attorney for the purpose of obtaining legal advice. Upon termination of your employment with Sassy, you shall return to Sassy or another member of the Employer Group, as the case may be, all confidential, proprietary and non-public materials, and any other property of Sassy or the Employer Group, in your possession.
11. NON-COMPETE; NONSOLICITATION. You agree that during your employment by Sassy and for a period thereafter during which you receive any severance payments hereunder (the “Post-Employment Period”), you shall not, directly or indirectly, engage or be interested in (as owner, partner, stockholder, employee, director, officer, agent, fiduciary, consultant or otherwise), with or without compensation, any business whose products or activities compete in whole or in part with the products or activities of any member of the Employer Group anywhere within the United States or in any other jurisdiction in which any member of the Employer Group offers products for sale, provided, however, that you may purchase or otherwise acquire up to (but not more than) two percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and provided, further, in the event that you obtain “gainful employment” as provided in the VP Policy and your severance terminates as a result thereof, the restriction set forth in this sentence shall no longer be applicable. You also agree that for a period of one year following the termination of your employment, you shall not, directly or indirectly, solicit the employment or retention of (or attempt, directly or indirectly, to solicit the employment or retention of or participate in or arrange the solicitation of the employment or retention of), or accept if offered with or without solicitation the services of, any person who is to your knowledge then employed or retained by any member of the Employer Group. You acknowledge and agree that the scope described in this paragraph 11 is necessary and reasonable in order to protect the Employer Group in the conduct of its business.

12. NONDISPARAGEMENT. You shall, after your employment with Sassy has terminated, refrain from any action that could reasonably be expected to harm the reputation or goodwill of Sassy or any member of the Employer Group and any shareholder holding more than 5% of any such member’s voting securities, including, without limitation, making derogatory comments about the character or ability of any directors, officers, employees, shareholders, agents or representatives of any member of the Employer Group. Each member of the Employer Group shall, after your employment with Sassy has terminated, refrain from any action that could reasonably be expected to harm your reputation, including, without limitation, making derogatory comments about your character or ability.
13. INVENTIONS. You recognize and agree that all inventions, conceptions, patents, copyrights, copyright designs, trade secrets, trademarks, processes, discoveries, improvements, enhancements, software, source code, catalogues, prints, business applications and other developments or improvements and all other intellectual property and proprietary rights and any derivative work based thereon (the “Inventions”) made, conceived or completed by you, alone or with others, during the term of your employment, whether or not during working hours, that are within the scope of Sassy or the Employer Group’s business operations or that relate to any of Sassy or the Employer Group’s work or projects are the sole and exclusive property of Sassy or the Employer Group. You further agree that: (i) you will promptly disclose all Inventions (which pursuant to this paragraph 13 are the sole and exclusive property of Sassy) to Sassy and hereby assign to Sassy all present and future rights you have or may have in those Inventions, including without limitation those relating to patent, copyright, trademark or trade secrets; and (ii) all Inventions eligible under the copyright laws are “work made for hire.” At the request of Sassy and at Sassy’s sole cost and expense, you will do all things deemed by Sassy to be reasonably necessary to perfect title to the Inventions in Sassy or another member of the Employer Group and to assist in obtaining for Sassy or such other member of the Employer Group such patents, copyrights or other protection as may be provided under law and desired by Sassy, including but not limited to executing and signing any and all relevant applications, assignments or other instruments. Notwithstanding the foregoing, Sassy hereby notifies you that the provisions of this paragraph 13 shall not apply to any Inventions for which no equipment, supplies, facility or trade secret information of Sassy or the Employer Group was used and which were developed entirely on your own time, unless (a) the Invention relates (I) to the business of Sassy or the Employer Group, or (II) to actual or demonstrably anticipated research or development of Sassy or the Employer Group, or (b) the Invention results from any work performed by you for Sassy or the Employer Group.
14. REMEDY FOR BREACH AND MODIFICATION. You acknowledge that the provisions of this Agreement are reasonable and necessary for the protection of Sassy and the Employer Group and that Sassy and the Employer Group may be irreparably damaged if these provisions are not specifically enforced. Accordingly, you agree that, in addition to any other relief or remedies available to Sassy or the Employer Group, Sassy or the Employer Group shall be entitled to seek appropriate temporary, preliminary and permanent injunctive or other equitable relief for the purposes of restraining you from any actual or threatened breach of or otherwise enforcing these provisions and no bond or security will be required in connection therewith. In addition, notwithstanding any provision in this Agreement to the contrary, if you breach any of the provisions of paragraphs 10, 11, 12 or 13 of this Agreement at any time and such breach is either (x) willful and not inconsequential or (y) in a material respect and not cured promptly after notice from Sassy or the Employer Group, you shall not thereafter be entitled to any payments or benefits under this Agreement or any severance program.
15. SEVERABILITY. If any provision of this Agreement is deemed invalid or unenforceable, such provision shall be deemed modified and limited to the extent necessary to make it valid and enforceable.

16. CONFLICTS. The execution and delivery of this Agreement by you does not conflict with, or result in a breach of or constitute a default under, any agreement or contract, whether oral or written, to which you are a party or by which you may be bound. In addition, you have informed Sassy of, and provided Sassy with copies of, any non-competition, confidentiality, work-for-hire or similar agreements to which you are subject or bound.
17. ARBITRATION. Any claim or dispute arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or your employment with Sassy or the termination thereof (a “Dispute”) shall be submitted for de novo review in arbitration in accordance with the procedures set forth in this paragraph 17. A party that wishes to initiate the arbitration of a Dispute (the “Initiating Party”) shall give notice of its demand for arbitration to the other party; that notice must include a description of the Dispute in reasonable detail and a specific description of the relief sought by the Initiating Party, including a proposed form of award by the arbitrator. Within fifteen (15) business days after that notice is given, the other party or parties (each, a “Responding Party”) shall give notice to the Initiating Party including a statement as to whether it wishes to submit to the arbitration a Dispute that varies from, or is in addition to, the Dispute described in the Initiating Party’s notice and a specific description of the relief sought by the Responding Party, including a proposed form of award by the arbitrator. If a Responding Party’s notice describes a Dispute that varies from, or is in addition to, the Dispute described in the Initiating Party’s notice, the Initiating Party may, by notice to the Responding Party within ten (10) business days after the Responding Party’s notice is given, modify the description of its requested relief, including the proposed form of award by the arbitrator, to take account of the Dispute as described in the Responding Party’s notice. The arbitration shall be conducted in Newark, New Jersey before a single arbitrator in accordance with the rules of the American Arbitration Association. Each party shall bear its own fees and expenses of arbitration hereunder, including the fees and expenses of its lawyers, representatives, and witnesses, and shall share equally with the other party all other costs of the arbitration, including the fees and expenses of the arbitrators. The arbitrator shall have the authority to award attorneys fees and costs to a party if the arbitrator determines that the positions asserted by the party against whom such attorneys fees and costs are awarded, lacked a reasonable basis.
With the exception of paragraph 1 and the last sentence of paragraph 2 hereof, Sassy reserves the right to change or modify these programs. Subject to paragraph 8 above, employment with Sassy is considered “at-will” and does not represent a specific guarantee.

Rick, I want to welcome you to the Company and wish you much success in your new position.
Very truly yours,
/s/ Bruce G. Crain
Bruce G. Crain
President and CEO
Kid Brands, Inc.
ACCEPTED AND AGREED:
/s/ Richard F. Schaub, Jr.
Date: February 17, 2010

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